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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                        [Letterhead of BDO Seidman, LLP]

Sterling Financial Corporation
Spokane, Washington

We hereby consent to the incorporation by reference in this Registration Statement on form s-8 of our reports dated january 28, 2006, relating to the consolidated financial statements, the effectiveness of Sterling Financial Corporation's internal control over financial reporting, and schedules of Sterling Financial Corporation appearing in the company's Annual Report on Form 10-K for the year ended December 31, 2005.

/S/ BDO Seidman, LLP

Spokane, Washington
July 24, 2006